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                                                                  EXHIBIT (d)(2)


                             STOCK PLEDGE AGREEMENT


         This Stock Pledge Agreement (the "Agreement") is made on this _____ day of December, 1995 by and between RICHARD KATCHER, as Successor Trustee of the Masoni Trust (as defined below), hereinafter "Katcher", BRYAN G. KRANTZ, MARIE G. KRANTZ, individually and in her capacity as Voting Trustee of the Voting Trust Agreement (as defined below), and FIRST NATIONAL BANK OF COMMERCE.

         WHEREAS, Bryan G. Krantz has purchased from Katcher 339,604 shares of the common stock in Fair Grounds Corporation, which shares owned by Bryan G. Krantz are represented by the Stock Certificate and the Voting Trust Certificate (as such terms are defined below); and

         WHEREAS, in connection therewith, Bryan G. Krantz has executed and delivered the Promissory Note (as defined herein) to Katcher; and

         WHEREAS, Bryan G. Krantz as the beneficial owner of the said shares of the common stock of Fair Grounds Corporation, desires to pledge the said shares of common stock to Katcher as security for payment of the Promissory Note; and

         WHEREAS, Marie G. Krantz, as Voting Trustee of the Voting Trust Agreement, desires to pledge all of her right, title and interest in and to the said shares of common stock as Voting Trustee to Katcher as security for payment of the Promissory Note; and

         WHEREAS, the parties desire that First National Bank of Commerce act as Custodian under the terms and conditions hereof.

         NOW, THEREFORE, the parties hereto agree as follows:

         1. Definitions. As used in this Agreement, the following terms shall have the designated meanings:

                  1.1      Pledgor: Bryan G. Krantz.

                  1.2      Secured Party: Katcher.

                  1.3 Corporation: Fair Grounds Corporation, a Louisiana corporation.

                  1.4 Masoni Trust: The trusts created under and held pursuant to the John G. Masoni Trust Agreement dated January 12, 1981, as amended, most recently by the Third Restatement of John G. Masoni Trust Agreement dated as of April 19, 1991, by and between John G. Masoni and John G. Masoni, Trustee, and by that certain Modification of Third Restatement of John G. Masoni Trust Agreement dated August


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         7, 1991, and by that certain Modification of Third Restatement of John
         G. Masoni Trust Agreement dated October 24, 1992.

         1.5 Voting Trust Agreement: Voting Trust Agreement by and between Bryan G. Krantz, Katcher, and Marie G. Krantz, as Voting Trustee, dated as of August 31, 1993.

         1.6 Promissory Note: That certain Promissory Note dated December __, 1995 in the principal amount of $9,984,358.00 by Bryan G. Krantz to Katcher.

         1.7 Voting Trustee: Marie G. Krantz, as Voting Trustee under the Voting Trust Agreement.

         1.8 First National Debt: (i) that certain Promissory Note dated July 17, 1995 made by Corporation payable to the order of First National Bank of Commerce in the principal sum of $2,150,000.00, and interest, attorneys' fees and other costs of collection thereof together with any and all renewals, extensions, modifications and refinancings of and to such promissory note, and
(ii) that certain Promissory Note dated November 7, 1995 made by Corporation payable to the order of First National Bank of Commerce in the principal sum of $4,000,000.00, and interest, attorneys' fees and other costs of collection thereof, together with any and all renewals, extensions, modifications and refinancings of and to such promissory note, and (iii) any and all additional indebtedness and obligations of Corporation to First National Bank of Commerce of any kind or nature, whether now existing or hereafter arising up to a maximum principal amount of Ten Million Dollars ($10,000,000.00) (which aggregate limitation shall include the principal sum of the notes described in Sections 1.8(i) and (ii) herein).

         1.9 First National: First National Bank of Commerce, a national banking association, the address for which is 210 Baronne Street, New Orleans, Louisiana 70112.

         1.10 First National Pledge Agreement: Collectively, (i) that certain Pledge Agreement dated July 17, 1995 by and between Katcher, and First National, (with Marie G. Krantz, Voting Trustee, and Bryan G. Krantz as Intervenors), as amended by that certain First Amendment to Pledge Agreement dated as of November 7, 1995 by Katcher, and First National, and as such Pledge Agreement may be further amended from time to time, and (ii) that certain Pledge Agreement dated July 17, 1995 by and between Marie G. Krantz, as Voting Trustee of the Voting Trust Agreement, and First National, (with Katcher, and Bryan G. Krantz as Intervenors), as such Pledge Agreement may be amended from time to time.

         1.11 Indebtedness: The Promissory Note, together with any and all renewals, extensions, modifications or refinancings thereof.


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                  1.12  Pledged Stock:  339,604 shares of the common stock in
         Corporation, represented by Stock Certificate No. 12308 dated April 14, 1995 issued in the name of Marie G. Krantz, Voting Trustee, and any and all certificates representing or evidencing such shares, including those certificates issued after the date hereof.

                  1.13 Voting Trust Certificate: That certain Voting Trust Certificate No. 3 dated December ___, 1995 signed by the Voting Trustee, and issued to Bryan G. Krantz, and any and all such replacement certificates or similar instruments from time to time issued by the Voting Trustee to Bryan G. Krantz pursuant to the terms of the Voting Trust Agreement.

                  1.14 Pledged Securities: The Pledged Stock, the Voting Trust Certificate, the Stock Certificate, any additional shares of Corporation hereafter acquired by Bryan G. Krantz in any manner, including, without limitation, as stock dividends, stock splits or otherwise, or shares received as a result of any merger, consolidation, share exchange, or similar transaction involving Corporation, and all certificates representing all such shares, and any stock certificates, voting trust certificates, notes or other securities now or hereafter included in the Collateral.

                  1.15 Uniform Commercial Code: Chapters 1301, 1308 and 1309 of the Ohio Revised Code, as amended from time to time.

                  1.16 Collateral: (i) the Pledged Stock, (ii) the Voting Trust Certificate, (iii) the Pledged Securities, (iv) all cash, property, liquidation and other dividends now or hereafter declared on the Pledged Stock, and all stock redemption payments and all other monies due or to become due thereunder, (v) all stock warrants, options, pre-emptive rights, rights of first refusal and other rights to subscribe to, purchase or receive any shares of common stock or, other securities now or hereafter incident or existing or declared or granted in connection with such Pledged Stock or otherwise, (vi) all distributions (whether made in cash, money, instruments, income or other property) received or receivable or otherwise made in connection with the Pledged Stock or incident thereto, and (vii) all proceeds of all or any of the foregoing, in whatever form, including without limitation, all "proceeds" as such term is defined in the Uniform Commercial Code, of any of the foregoing, and all proceeds of such proceeds.

                  1.17  Custodian:  First National.

                  1.18 Stock Certificate: Stock Certificate No. 12308 dated April 14, 1995 issued in the name of Marie G. Krantz, Voting Trustee, representing 339,604 shares of the common stock of Corporation, and any and all certificates representing or evidencing such shares, including those certificates issued after the date hereof.


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         2.        Pledge. As security for the payment of indebtedness, Bryan G.
Krantz hereby pledges, grants, conveys, assigns, sets over and delivers unto the Secured Party the Collateral, as collateral security, and grants to the Secured Party a continuing security interest and lien in, all of his right, title and interest in and to the Collateral. Bryan G. Krantz shall deliver concurrently herewith to the Custodian stock powers duly executed in blank or other instruments of transfer satisfactory to the Secured Party and such other instruments and documents as Secured Party may reasonably request, which blank stock powers and instruments of transfer may be used by Secured Party in the exercise of his rights herein granted. The delivery of all other property comprising any part of the Collateral shall be accompanied by proper instruments of collateral assignment duly executed by Bryan G. Krantz and such other instruments or documents as Secured Party may reasonably request.
Bryan G. Krantz acknowledges and agrees that all Collateral shall be retained in the possession of the Custodian and/or the Secured Party so long as the indebtedness remains unpaid.

         3. Pledge by Voting Trustee. As security for the payment of the Indebtedness, Voting Trustee hereby pledges, grants, conveys, assigns, sets over and delivers unto the Secured Party the Collateral, as collateral security, and grants to the Secured Party a continuing security interest and lien in, all of her right, title and interest in and to the Collateral. Voting Trustee shall deliver concurrently herewith to the Custodian stock powers duly executed in blank or other instruments of transfer satisfactory to the Secured Party and such other instruments and documents as Secured Party may reasonably request, which blank stock powers and instruments of transfer may be used by Secured Party in the exercise of his rights herein granted. The delivery of all other property comprising any part of the Collateral shall be accompanied by proper instruments of collateral assignment duly executed by Voting Trustee and such other instruments or documents as Secured Party may reasonably request.
Marie G. Krantz, individually and as Voting Trustee, acknowledges and agrees that all Collateral shall be retained in the possession of the Custodian and/or the Secured Party so long as the Indebtedness remains unpaid. Marie G. Krantz, individually and as Voting Trustee, covenants and agrees that she will not deliver any of the Collateral (including but not limited to the Pledged Stock, the Voting Trust Certificate, or any of the Pledged Securities) to Bryan G. Krantz until the Indebtedness has been paid in full.

         4.        First National Debt; Custodian Duties and Responsibilities.

                  (a) The parties acknowledge and agree that the Pledged Securities shall remain subject to, and subordinate to, a security interest granted pursuant to the First National Pledge Agreement. All of the parties hereto hereby specifically agree to execute any and all documents necessary to continue, secure and/or perfect the security interest held by First National to secure the First National Debt, and to subordinate this Agreement to the First National Pledge Agrement.


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                  (b)  The Custodian hereby acknowledges receipt of (i) the
         Voting Trust Certificate, and (ii) the Stock Certificate, which have been delivered to Custodian in connection with the First National Pledge Agreement as security for payment of the First National Debt, and Custodian acknowledges receipt of the Voting Trust Certificate, Stock Certificate, and Pledged Stock hereunder which shall be held on behalf of, and for the benefit of, Secured Party as security for payment of the Indebtedness. Custodian acknowledges and agrees that it shall hold all Pledged Securities, together with any and all stock powers and instruments of transfer duly executed in blank and delivered pursuant hereto, in trust for the benefit of Secured Party in connection with the pledge of Collateral hereunder and creation of the security interest herein. Secured Party acknowledges that the security interest created hereunder shall at all times be subordinate to the security interest granted pursuant to the First National Pledge Agreement. Custodian covenants and agrees with Secured Party that Custodian shall not transfer or deliver any of the Collateral to Bryan
         G. Krantz or to Voting Trustee so long as the Indebtedness remains unpaid. In addition, Custodian covenants and agrees with Secured Party that Custodian shall not transfer or deliver any of the Collateral to any other persons or entities without the written consent of Secured Party.

                  (c) Upon the occurrence of an Event of Default hereunder, Custodian shall deliver to Secured Party all of the Collateral (including without limitation the Pledged Securities), for the purposes of Secured Party's exercise of his rights and remedies hereunder.

                  (d) Upon the occurrence of an Event of Default hereunder, Voting Trustee shall deliver to Secured Party such documents and instruments as shall be necessary for the transfer of ownership of the Pledged Securities to Secured Party, including without limitation, the issuance of a voting trust certificate which reflects the ownership of the Pledged Stock in Secured Party.

                  (e) Bryan G. Krantz shall pay all costs and fees of Custodian hereunder.

                  (f) The Custodian shall be entitled to exercise all such powers hereunder as are specifically delegated to the Custodian by the terms hereof, together with such powers as are reasonably incidental thereto. The Custodian may execute any of its duties hereunder by or through agents or employees and shall be entitled to retain counsel of its own choice and to act in reliance upon the advice of such counsel concerning all matters pertaining to its duties hereunder. The Custodian agrees to hold the Collateral, and the proceeds thereof, at any time received, for the benefit of Secured Party and/or subsequent holders of the Promissory Note. However, unless otherwise provided, the Custodian shall not be required to exercise any right or remedy granted to it hereunder unless directed to do so by the holder of the Promissory Note, and shall in all cases be fully protected in acting or in refraining from acting in accordance with written instructions signed by such holders. Unless and until written notice of the assignment or transfer thereof shall have been filed with the Custodian, the Custodian may deem and treat Secured Party as the holder of the Promissory Note for all purposes hereof.

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                  (g)  Custodian covenants and agrees with Secured Party that
         Custodian shall deliver all of the Collateral in its possession (including without limitation the Pledged Securities) to Secured Party, or his successor, upon payment in full of the First National Debt.

         5. Representations and Warranties. Bryan G. Krantz and Voting Trustee hereby jointly and severally represent, warrant and covenant to and with the Secured Party that:

                  (a) There are no outstanding options, warrants or similar rights with respect to the Pledged Stock.

                  (b) The Voting Trustee and Bryan G. Krantz have the full power and authority to grant to the Secured Party a valid and enforceable perfected and continuing lien on and security interest in the Collateral pursuant to this Pledge Agreement.

                  (c) The Pledged Stock and all Pledged Securities that may from time to time be delivered to the Custodian and the Secured Party are fully paid and non-assessable, duly and validly authorized and issued and, upon execution hereof, will be duly and validly pledged to the Secured Party in accordance with all provisions of applicable law.

                  (d) Bryan G. Krantz has good and marketable title to, and is the beneficial owner of, the Pledged Stock, the legal ownership of which is vested in the Voting Trustee under the terms of the Voting Trust Agreement, free and clear of all liens, except for the lien created pursuant to the First National Pledge Agreement and for the lien created by this Agreement.

                  (e) Upon the execution and delivery of this Agreement and the delivery to the Custodian of the Pledged Stock and the Voting Trust Certificate, the Secured Party shall have a valid and enforceable lien on and security interest in and to the Collateral; such lien and security interest shall constitute a perfected security interest in such Collateral, superior to the rights and equitable interests of all other persons in the Collateral except for First National.

                  (f) The execution, delivery and performance of this Agreement by Bryan G. Krantz and by Voting Trustee and the granting of a valid and enforceable lien and security interest in the Collateral will not
         (i) violate any provision of any law, any judgment, order, rule or regulation of any court, arbitration panel, or other governmental authority, domestic or foreign, or other person, (ii) violate any provision of any indenture, agreement, mortgage, contract or other instrument to which either of them is a party or by which any of their properties, assets or revenues are bound, or be in conflict with, result in an acceleration of any obligation or a breach of or constitute (with notice or lapse of time or both) a default under, any such indenture, agreement, mortgage, contract or other instrument, or
         (iii) result in the creation or imposition of any lien on any of the properties, assets or revenues of Bryan G. Krantz, except those in favor of Secured Party as provided herein.

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                  (g)  This Agreement has been duly executed and delivered by
         Bryan G. Krantz and constitutes the legal, valid and binding obligation of Bryan G. Krantz enforceable against him in accordance with its terms.

                  (h) This Agreement has been duly authorized, executed and delivered by Marie G. Krantz, both individually and in her capacity as Voting Trustee, and constitutes the legal, valid and binding obligation of Marie G. Krantz enforceable against her in accordance with its terms.

                  (i) No registration with or consent or approval of, or other action by, any governmental authority, domestic or foreign, or other person is required (other than such approvals or consents which may have been obtained) in connection with the execution, delivery and performance of this Agreement and the granting of the valid and enforceable lien and security interest in the Collateral in favor of Secured Party.

         6. Covenants. Bryan G. Krantz hereby covenants and agrees with Secured Party as follows:

                  (a) Bryan G. Krantz will cause any additional securities issued to or received by him with respect to any of the Collateral, whether for value paid by him or otherwise, to be forthwith deposited with Custodian and pledged to the Secured Party hereunder, such additional securities to be accompanied by proper instruments of assignment duly executed in blank by Bryan G. Krantz or as the Secured Party may, in his sole and absolute discretion, request.

                  (b) Except for the lien and security interest granted by this Agreement and which also exists pursuant to the First National Pledge Agreement, the Collateral is now, and at all times will be, maintained by Bryan G. Krantz free and clear of all liens.

                  (c) Bryan G. Krantz will, at his sole cost and expense, perform all acts and execute all documents reasonably requested of him by the Secured Party from time to time to evidence, perfect, maintain or enforce Secured Party's perfected lien and security interest in the Collateral granted hereby, or otherwise in furtherance of the provisions of this Agreement, and the transactions contemplated hereby, including without limitation, any act which may be required to effect the disposition of the Collateral.

                  (d) Bryan G. Krantz shall reimburse Secured Party for any and all sums, costs, and expenses which the Secured Party may pay in connection with defending, protecting or enforcing this Agreement, including without limitation, court costs, collection charges, reasonable fees and disbursements of his attorneys and other experts.

                  (e) Within ten (10) days after Bryan G. Krantz has knowledge thereof, he shall give written notice to Secured Party of any levy or attachment, execution or other process against any of the Collateral.


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

                  (f) Within ten (10) days after Bryan G. Krantz has knowledge thereof, he shall give Secured Party written notice of any Event of Default or event which, with the giving of notice or lapse of time or both, would become an Event of Default, specifying the nature and extent thereof and the corrective action, if any, proposed to be taken with respect thereto.

                  (g) Bryan G. Krantz covenants that, so long as any indebtedness or any part thereof remains unpaid, he shall not sell, offer to sell, convey or otherwise transfer or dispose of any of the Collateral or any interest therein, nor will he create, incur or permit to exist any pledge, mortgage, lien, charge, encumbrance, security interest, restriction on transfer, right to purchase, option, right of first refusal or other impediment to title whatsoever with respect to any of the Collateral except for the lien pursuant to the First National Pledge Agreement.

                  (h) Bryan G. Krantz covenants that, so long as any indebtedness or any part thereof remains unpaid, he shall not amend or agree to amend any shareholder's agreement, including without limitation the Voting Trust Agreement.


         7.       Voting Rights, Dividends, Etc.


                  (a) Unless and until an Event of Default (as defined in this Agreement) shall have occurred and be continuing:


                           (i)  the Voting Trustee shall be entitled to
                  exercise any and all voting and/or other consensual rights and powers accruing to an owner of the Pledge Securities or any part thereof for any purpose consistent with the terms of the Voting Trust Agreement and this Agreement.

                           (ii) Bryan G. Krantz shall be entitled to receive and retain any and all cash dividends paid on the Pledge Securities.

                  (b) Upon the occurrence of an Event of Default, all rights of Bryan G. Krantz to receive any dividends which he is authorized to receive pursuant to paragraph (a)(ii) of this Section 7 shall immediately and without any action or notice cease, and all such rights shall thereupon become vested in Secured Party, which shall have the sole and exclusive right and authority to receive and retain such dividends.

                  (c) Upon the occurrence of an Event of Default, all rights of the Voting Trustee to exercise the voting and consensual rights and powers which she is entitled to exercise pursuant to the Voting Trust Agreement and paragraph (a)(i) of this Section 7 shall, immediately and without any action or notice cease, and all such rights shall thereupon become vested in Secured Party, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers.


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

         8. Defaults. The occurrence of any of the following shall constitute an event of default ("Event of Default") under this Agreement:

                  (a) Occurrence of "Default" under the Promissory Note (as such "Default" is defined therein); or

                  (b) Default by Bryan G. Krantz or by the Voting Trustee in the observance or performance of any of the covenants, terms, conditions or agreements on the part of Bryan G. Krantz or Voting Trustee contained in this Agreement; or

                  (c) Should any representation or warranty in this Agreement prove to be incorrect or misleading in any material respect.

         9.       Remedies upon Default.

                  (a) The parties acknowledge that the Promissory Note is a non-recourse obligation as to Bryan G. Krantz, and that it is the intent and agreement of the parties that transfer of ownership of all of the Pledged Securities to Secured Party shall be made upon the occurrence of an Event of Default hereunder. It is the intent of the parties that Secured Party's receipt of full ownership of such Pledged Securities by Secured Party upon the occurrence of an Event of Default hereunder shall constitute full satisfaction of the Indebtedness and shall be Secured Party's sole remedy, except as otherwise provided herein.

                  (b) Upon the occurrence and continuance of an Event of Default hereunder, and the acceleration of the principal balance of the Promissory Note and all amounts payable thereunder, the Secured Party shall be entitled to exercise the following rights, which Bryan
         G. Krantz and Voting Trustee hereby agree to be commercially reasonable:

                           (i) To transfer ownership of all of the Collateral (including without limitation the Pledged Securities) to Secured Party, and into Secured Party's name, it being acknowledged and agreed that Secured Party shall thereafter have good and marketable title to, and all beneficial ownership of, the Collateral, the legal ownership of which shall be in the Voting Trustee under the terms of the Voting Trust Agreement (and the legal ownership of which shall be in Secured Party in the event of the termination of the Voting Trust Agreement).

                  (c) Upon transfer of ownership of the Collateral to Secured Party pursuant to Section 9(b)(i), Voting Trustee shall issue a voting trust certificate to Secured Party which reflects the ownership of the Pledged Stock in Secured Party.

                  (d) Secured Party shall comply with Section 1309.48(B) of the Uniform Commercial Code in the exercise of his remedy herein. Bryan G. Krantz and Voting Trustee covenant and agree that they will not object to the Secured Party's proposal to retain the

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
         Collateral in satisfaction of the Indebtedness, which proposal shall be made in compliance with the said Section 1309.48(B). The parties agree that Secured Party may retain the Collateral in satisfaction of the Indebtedness twenty-one (21) days after Secured Party's compliance with
         Section 1309.48(B), so long as Secured Party has not received objection thereto from persons (other than Bryan G. Krantz and Voting Trustee) entitled to receive notification thereunder.

         (e) If any objections are received by Secured Party under Section 1309.48(B), or if the terms and conditions hereunder with respect to Secured Party's retention of the Collateral as his sole remedy are determined to be invalid or unenforceable for any reason, then the Secured Party shall dispose of the Collateral under Section 1309.47 of the Uniform Commercial Code, and Secured Party, in addition thereto, shall be entitled to exercise all of the rights, powers and remedies of a Secured Party under the Uniform Commercial Code for the protection and enforcement of his rights in respect of the Collateral, and the Secured Party shall be entitled, without limitation, to exercise the following rights, which Bryan G. Krantz and Voting Trustee hereby agree to be commercially reasonable:

                           (i) To sell the Collateral, or any part thereof, at any public or private sale for cash, upon credit or for future delivery. At any public sale made pursuant to this Section 9(e)(i), the Secured Party may bid for or purchase the Collateral (including without limitation the Pledged Securities) or any part thereof and may make payment on account therefor by using any claim then due and payable to the Secured Party from Bryan G. Krantz (including without limitation the Indebtedness) as a credit against the purchase price. Secured Party may, upon compliance with the terms of sale, hold, retain, and dispose of such property without further accountability. As an alternative to exercising the power of sale herein conferred upon it, Secured Party may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral, or any portion thereof, pursuant to a judgment or order or decree of a court or courts of competent jurisdiction.

                           (ii) Bryan G. Krantz and Voting Trustee recognize that Secured Party may be unable to effect a public sale of all or part of the Collateral by reason of certain prohibitions contained in the Securities Act of 1933, as amended (the "Act"), and other applicable state and federal securities laws, and authorize Secured Party to resort to one or more private sales to a responsible restricted group of bidders and purchasers who will be obligated to agree, among other things, to acquire all or a part of the Collateral for their own account, for investment, and not with a view to the distribution or resale thereof. If Secured Party deems it advisable to do so for the foregoing or for other reasons, Secured Party is authorized to limit the prospective bidders on or purchasers of any of the Collateral to such a restricted group of purchasers and may cause to be placed on certificates for any or all of the Collateral a legend to the effect that such security has not been registered under the Act and may not be disposed of in violation of the provisions of said Act, and to impose such other limitations or conditions in connection with such sale, as Secured Party deems necessary or advisable in order to comply with said Act or any other securities or other laws. If any consent, approval, or authorization of any federal, state, municipal or other


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

                  governmental department, agency or authority should be necessary to effectuate any sale or other disposition of the Collateral, or any partial sale or other disposition of the Collateral, Bryan G. Krantz and Voting Trustee will execute all applications and other instruments as may be required in connection with securing any such consent, approval or authorization and will otherwise use their best efforts to secure same.

                           (iii) If in the opinion of counsel to Secured Party it is advisable to have the Collateral or the portion thereof to be sold registered under the provisions of the Act, Bryan
                  G. Krantz and Voting Trustee hereby agree (1) to execute and deliver, and to use their best efforts to cause Corporation and its directors and officers to execute and deliver, all such instruments and documents, and to do or cause to be done all such other acts and things, as may be necessary or, in the opinion of Secured Party, advisable to register the Collateral or the portion thereof to be sold, under the provisions of the Act and to cause the registration statement relating thereto to become effective and to remain effective for such period as prospectuses are required by law to be furnished, and to make or cause to be made all amendments and supplements thereto and to the related prospectus, which, in the opinion of Secured Party, are necessary or advisable, all in conformity with the requirements of the Act and the rules and regulations of the Securities and Exchange Commission applicable thereto, (2) to use their best efforts to qualify the Collateral under state Blue Sky or securities laws and to obtain the approval of any governmental authorities for the public sale of the Collateral, including all necessary gaming authorities' approvals, as requested by Secured Party, and (3) at the request of Secured Party, to indemnify and hold harmless Secured Party and the holder or holders of the Indebtedness, from and against any loss, liability, claim, damage and expense, including reasonable attorneys' fees incurred in connection therewith, under the Act or otherwise insofar as such loss, liability, claim, damage or expense arises out of or is based upon any actual or alleged untrue statement of a material fact contained in such registration statement or supplement thereto, or arises out of or is based upon any omission or alleged omission to state therein a material fact required to be stated or necessary to make the statements therein not misleading. Bryan G. Krantz shall pay for all costs and expenses incurred in connection with the registration of the Collateral under the Act.

         10. Secured Party Appointed Attorney-in-Fact. Bryan G. Krantz hereby appoints the Secured Party as his attorney-in-fact for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument which the Secured Party may deem necessary or advisable to accomplish the purposes hereof after the occurrence of an Event of Default. It is understood and agreed that the power of attorney granted to the Secured Party for the purposes set forth above in this Section 10 is coupled with an interest and is irrevocable and Bryan G. Krantz hereby ratifies all actions taken by his attorney-in-fact by virtue hereof. The provisions of this Section 10 shall in no event relieve Bryan G. Krantz of any of his obligations hereunder with respect to the Collateral or any part thereof or impose any obligation on the Secured Party to proceed in any particular manner with respect to the Collateral or any part thereof, or in any way limit the exercise by the Secured Party of any other or further right which he may have on the date of this Agreement or hereafter, whether hereunder, by law or otherwise. Without limiting the generality of the foregoing, after the occurrence and during the continuance of an Event of Default, the Secured Party shall have the right and power to receive, endorse and collect all checks and other orders for the payment of money made payable to Bryan G. Krantz representing any dividend or other distribution payable in respect of the Collateral or any part thereof and to give full discharge for the same.

         11. No Waiver. No failure on the part of Secured Party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy by the Secured Party preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.

         12. Termination. This Agreement shall terminate when the Indebtedness has been paid in full, at which time the Secured Party shall promptly reassign and deliver to Bryan G. Krantz, against receipt, the Collateral, together with appropriate instruments of reassignment and release. Any such reassignment shall be without recourse to or warranty by the Secured Party and at the cost and expense of Bryan G. Krantz.

         13. Nothing herein contained shall be deemed to impair in any manner the absolute right, in accordance with the terms of this Agreement, of the Secured Party, at any time after the occurrence and continuance of an Event of Default, to realize upon the Collateral at such time and in such order as he may elect, in his sole and absolute discretion, or to enforce any one or more of his remedies, individually or cumulatively, relative hereto either successively or concurrently, and Bryan G. Krantz and Voting Trustee hereby agree that the liens, options and other rights hereby given to the Secured Party shall remain unimpaired and unprejudiced and that the enforcement of any remedy shall not operate to bar or estop the Secured Party from exercising any other right or remedy. Each and every remedy of the Secured Party shall be in addition to any other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

         14. Notices. Any notice or demand which, by provision of this Agreement, is required or permitted to be given or served upon a party shall be deemed to have been sufficiently given and served for all purposes (if mailed) five (5) calendar days after being deposited, postage prepaid, in the United States mail, registered or certified mail, or (if delivered by express courier) one (1) calendar day after being delivered to such courier, or (if delivered in person) the same day as delivery, or (if delivered by facsimile transmission) on the day reception is confirmed, in each case addressed (until another address or addresses are given in writing by a party to the other parties by notice hereunder) as follows:

         If to Bryan G. Krantz:

                  Mr. Bryan G. Krantz
                  85 Chateau Latour Drive
                  Metairie, LA 70065
                  Telecopy No.:    c/o David R. Sherman, Esq.
                                   504-833-8080

         with a copy to:

                  David R. Sherman, Esq.
                  Chehardy, Sherman, Ellis, Breslin & Murray
                  One Galleria Boulevard, Suite 1100
                  Metairie, LA 70001
                  Telecopy No.:    504-833-8080

         If to Secured Party:

                  Mr. Richard Katcher
                  Four Commerce Park Square
                  23200 Chagrin Boulevard, Suite 600
                  Cleveland, OH 44122
                  Telecopy No.:    216-164-7609

         with a copy to:

                  P. Michael Ward, Esq.
                  Reminger & Reminger Co., L.P.A.
                  The 113 St. Clair Bldg., #700
                  Cleveland, OH 44114
                  Telecopy No.:    216-687-1841

         If to Voting Trustee:

                  Marie G. Krantz
                  46 Chateau Latour Drive
                  Metairie, LA 70065
                  Telecopy No.:    c/o David R. Sherman, Esq.
                                   504-833-8080
         with a copy to:

                  David R. Sherman, Esq.
                  Chehardy, Sherman, Ellis, Breslin & Murray
                  One Galleria Boulevard, Suite 1100
                  Metairie, LA 70001
                  Telecopy No.: 504-833-8080

         If to Custodian:

                  First National Bank of Commerce
                  210 Baronne Street
                  New Orleans, LA 70112
                  Telecopy No.: 504-561-1738

         with a copy to:

                  Liskow & Lewis
                  One Shell Square, 50th Floor
                  New Orleans, LA 70139-5001
                  Attn: Wm. Blake Bennett, Esq.
                  Telecopy No.: 504-592-5108


         15. Further Assurances. Bryan G. Krantz and Voting Trustee agree, at their sole cost and expense, to do such further acts and things, and to execute and deliver such additional conveyances, assignments, agreements and instruments, with respect to the administration and enforcement of this Agreement or with respect to the Collateral or any part thereof or in order better to assure and confirm unto the Secured Party his rights and remedies hereunder. Without limiting the foregoing agreements, Bryan G. Krantz and Voting Trustee agree to do such further acts and things, and to execute and deliver such additional documents, necessary for the perfection of the security interest in the Collateral in Secured Party pursuant to the laws of the State of Louisiana.

         16. Binding Agreement; Assignments. This Agreement, and the terms, covenants and conditions hereof, shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns, heirs, executors, administrators, and personal representatives, except that Bryan G. Krantz shall not be permitted to assign this Agreement or any interest herein or in the Collateral, or any part thereof, or otherwise pledge, encumber or grant any option with respect to the Collateral, or any part thereof, or any cash or property held by Secured Party as Collateral under this Agreement except as expressly permitted by this Agreement.

         17. Bryan G. Krantz Not Discharged. The obligations of Bryan G. Krantz and Voting Trustee under this Agreement shall be absolute and unconditional and shall remain in full force and effect without regard to, and, to the fullest extent permitted by applicable law, shall not be released, discharged or in any way affected by, (a) any amendment, modification or waiver of any provision of any instrument evidencing any part of the indebtedness, including, without limitation, any change in the rate of interest thereon; (b) any exercise or non-exercise of any right, remedy, power or privilege under or in respect of this Agreement or any other instrument evidencing any part of the Indebtedness or with respect to applicable law, including, without limitation, any waiver, consent, extension, indulgence or other action or inaction hereunder; (c) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or similar proceeding of, or affecting, Bryan G. Krantz, the Voting Trustee, or Secured Party; or (d) any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of Bryan G. Krantz or would otherwise operate as a discharge of Bryan G. Krantz as a matter of law.

         18. Waiver by Bryan G. Krantz. Bryan G. Krantz hereby unconditionally and irrevocably waives, to the fullest extent permitted by applicable law, presentment, protest, demands, notice of protest, notice of demand and dishonor and notice of nonpayment of any instruments included in or evidencing any of the Indebtedness or the Collateral.

         19. Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Ohio without regard to principles of conflicts of laws. The parties hereby irrevocably and unconditionally waive any claim to assert that the law of any other jurisdiction should govern this Agreement. This Agreement may not be modified or amended, except by a written instrument signed by each of the parties hereto. Bryan G. Krantz and Voting Trustee hereby knowingly, voluntarily, intentionally and irrevocably waive all right to a trial by jury with respect to any litigation based on the Indebtedness or this Agreement. Any suit or proceeding arising out of the Indebtedness or this Agreement may be brought in any appropriate federal or state court located in Cuyahoga County, Ohio. Bryan G. Krantz, Voting Trustee, and Custodian hereby submit themselves and consent to the personal jurisdiction of any court in Cuyahoga County, Ohio, and waive any defense that they may have based on lack of personal jurisdiction, and agree not to assert, by way of motion, as a defense, or otherwise, in any such action, suit or proceeding, any claim that they are not subject personally to the jurisdiction of such courts in Ohio, that the action, suit or proceeding is brought in an inconvenient forum, or that venue is improper, or that the subject matter may not be enforced by such court.

         20. Severability. In the event that any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

         21. Intervention. To the extent that any provision of the Voting Trust Agreement, including without limitation Section 5 thereof, may be construed to prohibit any encumbrance on the Collateral, Bryan G. Krantz, the Secured Party, and Voting Trustee do hereby waive any such prohibition which may be contained within the Voting Trust Agreement, and do consent to the terms of this Agreement and agree that the transactions provided for herein, including without limitation, the pledge of the Pledged Stock to Secured Party hereunder, shall not constitute a default under the Voting Trust Agreement.

         22. First National Consent. First National hereby consents to the pledge of the Pledged Securities by Bryan G. Krantz to Secured Party hereunder, the grant and creation of the security interest in the Pledged Securities hereunder, and the transactions contemplated herein. Accordingly, First National acknowledges and agrees that this Stock Pledge Agreement, and the transactions contemplated hereunder, do not constitute an Event of Default under the First National Pledge Agreement.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.



                                             ----------------------------------
                                             RICHARD KATCHER, Trustee
                                             of the Masoni Trust




                                             -----------------------------------
                                             BRYAN G. KRANTZ




                                             ----------------------------------
                                             MARIE G. KRANTZ, individually and
                                             as Voting Trustee




                                             Custodian:
                                             FIRST NATIONAL BANK OF COMMERCE



                                             By:
                                                --------------------------------